UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2012 (October 17, 2012)

U.S. CONCRETE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

331 N. Main Street

Euless, Texas 76039

(Address of principal executive offices, including ZIP code)

(817) 835-4105

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 17, 2012, U.S. Concrete, Inc. (the “Company”) and its subsidiary, Central Concrete Supply Co., Inc. (“Central Concrete”), entered into a definitive equity purchase agreement (the “Purchase Agreement”) with Randolph R. Boardman and Terri L. Boardman, Trustees under the Randolph R. Boardman and Terri L. Boardman Family Trust Agreement dated January 21, 1997, Douglas H. Boardman and Lauren Boardman, Trustees of the Douglas H. Boardman and Lauren Boardman Family Trust, Danvers M. Boardman, III, Trustee under the DMB III Trust Agreement dated July 12, 2008 and Kathy M. Boardman, Trustee under the KMSB Trust Agreement dated June 26, 2008 (collectively, the “Sellers”) and Randolph R. Boardman, Terri L. Boardman, Douglas H. Boardman, Lauren Boardman, Danvers M. Boardman III and Kathy M. Boardman, as individuals (collectively, the “Trustees”), to acquire all of the issued and outstanding equity interests (the “Equity Interests”) of Bode Gravel Co., a California subchapter S corporation (“Bode Gravel”) and Bode Concrete LLC, a California limited liability company (“Bode Concrete”). Bode Gravel and Bode Concrete operate two ready-mixed concrete plants, including one new portable plant, and 41 mixer trucks in the San Francisco area and produced approximately 243,000 cubic yards of ready-mix concrete in 2011. The purchase price for the Equity Interests is $24.5 million in cash payable at closing, subject to adjustment for working capital, plus potential earn-out payments, contingent upon reaching negotiated volume hurdles, in an aggregate amount of up to $7 million in cash (plus accrued interest, if any) payable over a six-year period. The Company intends to pay the closing date consideration from cash on hand and borrowings under the Company’s existing credit facility.

The Purchase Agreement contains customary representations, warranties and covenants. Central Concrete agreed to indemnify Sellers and certain related parties with respect to any breach by Central Concrete of its representations, warranties and covenants, subject to certain exclusions and limitations. Sellers agreed to indemnify Central Concrete and certain related parties with respect to any breach by Sellers of their representations, warranties and covenants, subject to certain exclusions and limitations. Furthermore, the Company agreed to guaranty Central Concrete’s obligations under the Purchase Agreement and the Trustees agreed to guaranty the Sellers’ obligations under the Purchase Agreement.

The closing of this transaction is subject to the satisfaction of specified closing conditions, including, without limitation, the consent of the San Francisco Port Commission to the transfer of two real property leases to which Bode Gravel is a party, and is expected to close during the fourth quarter of 2012.

The foregoing description of the material terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the press release announcing the entry into the Purchase Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit

2.1*	Equity Purchase Agreement, dated as of October 17, 2012, by and between Randolph R. Boardman and Terri L. Boardman, Trustees under the Randolph R. Boardman and Terri L. Boardman Family Trust Agreement dated January 21, 1997, Douglas H. Boardman and Lauren Boardman, Trustees of the Douglas H. Boardman and Lauren Boardman Family Trust, Danvers M. Boardman, III, Trustee under the DMB III Trust Agreement dated July 12, 2008 and Kathy M. Boardman, Trustee under the KMSB Trust Agreement dated June 26, 2008, as Sellers, and Randolph R. Boardman, Terri L. Boardman, Douglas H. Boardman, Lauren Boardman, Danvers M. Boardman III and Kathy M. Boardman, on the one hand, and Central Concrete Supply Co., Inc., and U.S. Concrete, Inc., on the other hand

99.1	Press Release dated October 17, 2012

*	Schedules to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K under the Securities Act of 1933, as amended. The Company hereby agrees to furnish a copy of any such omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: October 18, 2012	By:	/s/ William J. Sandbrook
William J. Sandbrook
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit

2.1*	Equity Purchase Agreement, dated as of October 17, 2012, by and between Randolph R. Boardman and Terri L. Boardman, Trustees under the Randolph R. Boardman and Terri L. Boardman Family Trust Agreement dated January 21, 1997, Douglas H. Boardman and Lauren Boardman, Trustees of the Douglas H. Boardman and Lauren Boardman Family Trust, Danvers M. Boardman, III, Trustee under the DMB III Trust Agreement dated July 12, 2008 and Kathy M. Boardman, Trustee under the KMSB Trust Agreement dated June 26, 2008, as Sellers, and Randolph R. Boardman, Terri L. Boardman, Douglas H. Boardman, Lauren Boardman, Danvers M. Boardman III and Kathy M. Boardman, on the one hand, and Central Concrete Supply Co., Inc., and U.S. Concrete, Inc., on the other hand

99.1	Press Release dated October 17, 2012

*	Schedules to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K under the Securities Act of 1933, as amended. The Company hereby agrees to furnish a copy of any such omitted schedule to the SEC upon request.